                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  Salton, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 [SALTON LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Salton, Inc., will be held on Wednesday, December 13, 2000 at 3:00 p.m. local time, at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois, 60611.

     The purposes of the Annual Meeting are:

          1. To elect two Class III Directors for a term expiring in 2003;

          2. To ratify the appointment of Deloitte & Touche LLP as our auditors for the 2001 fiscal year; and

          3. To transact any other business that may properly be presented at the meeting.

     You must be a holder of Common Stock or Series A Voting Convertible Preferred Stock of record at the close of business on November 8, 2000 to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE MEETING AND VOTE.

                                          By Order of the Board of Directors

                                          /s/ David C. Sabin
                                          David C. Sabin
                                          Secretary
Chicago, Illinois
November 11, 2000

                                  SALTON, INC.
                           550 BUSINESS CENTER DRIVE
                         MOUNT PROSPECT, ILLINOIS 60056

                                PROXY STATEMENT

     The Board of Directors of the Company solicits your proxy for use at the Annual Meeting of Stockholders on Wednesday, December 13, 2000, or at any adjournment thereof. We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about November 11, 2000 to all stockholders entitled to vote.

                    INFORMATION ABOUT THE MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

     Stockholders of record at the close of business on November 8, 2000 are entitled to notice of and to vote at the Annual Meeting. At the record date, 12,183,775 shares of common stock of the Company (the "Common Stock") were issued and outstanding. In addition, on the record date, 40,000 shares of Series A Voting Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), were issued and outstanding, which were convertible on the record date into 3,529,412 shares of Common Stock.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to 88.2 votes (the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date). The Common Stock and the Series A Preferred Stock vote as a single class and are identical in all respects with respect to matters subject to the vote of stockholders.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     - "FOR" the election of the two nominees for Class III Directors, and

     - "FOR" ratification of the appointment of independent auditors for fiscal 2001.

     If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     - You may send in another proxy with a later date.

     - You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on November 8, 2000, the record date for voting.

WHAT CONSTITUTES A QUORUM?

     A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for establishing a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECT TWO CLASS
III
DIRECTORS                        The nominees for director in Class III who
                                 receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

                                 A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

PROPOSAL 2: RATIFY SELECTION
OF
AUDITORS The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent auditors. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES   If your broker does not vote your shares on
                                 Proposal 2, such "broker non-votes" do not count as "shares present." This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve this proposal.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     The Company will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 1, 2000, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:
               SALTON, INC.
               550 BUSINESS CENTER DRIVE
               MOUNT PROSPECT, ILLINOIS 60056
               ATTENTION: WILLIAM B. RUE
                        PRESIDENT AND CHIEF OPERATING OFFICER

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, having three-year terms that expire in successive years. The Board is comprised of three Class I Directors (David C. Sabin, William B. Rue and Robert A. Bergmann), two Class II Directors (Bert Doornmalen and Bruce G. Pollack) and two Class III Directors (Leonhard Dreimann and Frank Devine).

     We are seeking your vote on the selection of two Class III Directors at this Annual Meeting. The Class I and II Directors are not up for election this year and will continue in office for the remainder of their term.

     The Board of Directors has nominated Messrs. Dreimann and Devine to stand for reelection as the Class III Directors. The term of the Class III Directors ends upon the election of Class III Directors at the 2003 annual meeting of stockholders.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

                NAME                     AGE      POSITION WITH THE COMPANY      DIRECTOR SINCE
                ----                     ---      -------------------------      --------------
CLASS III DIRECTORS: (NOMINEES)
Leonhard Dreimann....................    51     Chief Executive Officer and           1988
                                                Director
Frank Devine.........................    55     Director                              1994
CLASS I DIRECTORS:
David C. Sabin.......................    50     Chairman of the Board of              1988
                                                Directors
William B. Rue.......................    52     President, Chief Operating            1998
                                                Officer and Director
Robert A. Bergmann...................    33     Director                              1998
CLASS II DIRECTORS:
Bert Doornmalen......................    55     Director                              1994
Bruce G. Pollack.....................    40     Director                              1998

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

CLASS III DIRECTORS

     LEONHARD DREIMANN has served as Chief Executive Officer and a director of the Company since its inception in August 1988 and is a founder of the Company. From 1988 to July 1998, Mr. Dreimann served as President of the Company. From 1987 to 1988, Mr. Dreimann served as president of the Company's predecessor Salton, Inc., a wholly-owned subsidiary of SEVKO, Inc. Prior to 1987, Mr. Dreimann served as managing director of Salton Australia Pty. Ltd., a distributor of Salton brand kitchen appliances. From 1988 to December 1993, Mr. Dreimann served as an officer and a director of Glacier Holdings, Inc., a publicly-held company, and as a director of its wholly-owned subsidiary Glacier Water Systems, Inc. from 1987 to December 1993. Glacier Water developed, manufactured and marketed an in-home water filtration system. From 1989 to December 1993, Mr. Dreimann served as an officer and a director of Salton Time. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

     FRANK DEVINE has been a director of the Company since December 1994. Mr. Devine serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, American Home, Inc., an importer of hand-loomed rugs and decorative accessories, World Wide Digital Vaulting, Inc., an on-line digital data storage company and Shapiro, Devine & Craparo, Inc., a household goods manufacturers representation company serving the retail industry. Mr. Devine also serves on the board of directors of these companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING UNTIL 2001 ANNUAL MEETING

CLASS I DIRECTORS

     DAVID C. SABIN has served as Chairman of the Company since September 1991 and has served as Secretary and a director of the Company since its inception in August 1988 and is a founder of the Company. Mr. Sabin served as the president and a director of Glacier Holdings from December 1988 through May 1994 and as a director of Salton Time Inc., a wholly-owned subsidiary of Glacier Holdings, since 1989. Salton Time was an importer and distributor of quartz wall and alarm clocks. From 1991 through May 1994, Mr. Sabin was an officer and a director of Stylemaster, Inc., a wholly-owned subsidiary of Glacier Holdings, which was engaged in the manufacture and distribution of plastic housewares articles. Stylemaster, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in March 1994. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

     WILLIAM B. RUE has been a director of the Company since August 1998. Mr. Rue has served as President of the Company since August 1998, as Chief Operating Officer of the Company since December, 1994 and as Chief Financial Officer and Treasurer of the Company from September, 1988 to January 1999. From 1985 to 1988, he was Treasurer of SEVKO, Inc. and from 1982 to 1984 he was Vice President-Finance of Detroit Tool Industries Corporation. Prior to that time, Mr. Rue had been employed since 1974 by the accounting firm of Touche Ross & Co.

     ROBERT A. BERGMANN has been a director of the Company since August 1998. Mr. Bergmann has been a Principal of Centre Partners Management LLC since 1998. From 1995 to 1998, Mr. Bergmann served as a Principal of Centre Partners Management LLC and from 1989 to 1995 he held various positions at Centre Partners L.P. Mr. Bergmann serves as a director of Rembrandt Photo Services and a number of other private corporations.

DIRECTORS CONTINUING UNTIL 2002 ANNUAL MEETING

CLASS II DIRECTORS

     BERT DOORNMALEN has been a Director of the Company since July 1994. Mr. Doornmalen is the former Managing Director of Markpeak Ltd., a Hong Kong company which represents the Company in the purchase and inspection of products in the Far East, since 1981.

     BRUCE G. POLLACK has been a Director of the Company since August 1998. Mr. Pollack has been a Managing Director of Centre Partners Management LLC since 1995. Mr. Pollack is also a Partner of Centre Partners L.P. which he joined in 1991. Mr. Pollack serves as a director of Music Holdings Corp., KIK Corp. Holdings Inc., Rembrandt Photo Services, Johnny Rockets Group, Inc. and a number of other private corporations.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held six meetings during the fiscal year ended July 1, 2000.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee held three meetings during fiscal 2000. The Compensation Committee held two meetings during fiscal 2000. The Committees received their authority and assignments from the Board of Directors and report to the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors and 75% of the meetings of the Committees on which he served.

     The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls. The Committee currently consists of Frank Devine, Bert Doornmalen and Bruce Pollack.

     The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix A. Each member of our Audit Committee is "independent" as defined under the New York Stock Exchange listing standards.

     The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies for executives, and has authority to administer the Company's stock option plans. The Committee currently consists of Frank Devine, Bert Doornmalen and Robert Bergmann.

COMPENSATION OF DIRECTORS

     We compensate directors who are not employees of the Company with a fee in the amount of $7,500 per annum and $1,000 per meeting he or she attends (plus reimbursement for out-of-pocket expenses incurred in connection with attending such meetings).

EXECUTIVE OFFICERS' COMPENSATION

     The following table shows the total compensation received by the Company's Chief Executive Officer and its other executive officers for each of the fiscal years ending July 1, 2000, June 26, 1999 and June 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                     -------------------------------
                                     ANNUAL COMPENSATION                    AWARDS           PAYOUTS
                           ---------------------------------------   ---------------------   -------
                                                         OTHER       RESTRICTED
                                                         ANNUAL        STOCK      OPTIONS/    LTPP      ALL OTHER
        NAME AND                  SALARY     BONUS    COMPENSATION    AWARD(S)      SARS     PAYOUTS   COMPENSATION
   PRINCIPAL POSITION      YEAR      $         $         ($)(1)         (#)         (#)        ($)         ($)
   ------------------      ----   -------   -------   ------------   ----------   --------   -------   ------------
Leonhard Dreimann........  2000   500,000        --      52,212        18,939     184,768(2)   --             --
  (Chief Executive         1999   500,000   625,000      48,642            --      94,768(3)   --             --
    Officer)
                           1998   350,000   191,552      55,364            --      70,721(4)   --         37,500(8)
David C. Sabin...........  2000   500,000        --      28,153        18,939     184,768(2)   --
  (Chairman and            1999   500,000   625,000      20,295            --      94,768(3)   --             --
    Secretary)
                           1998   350,000   191,552      11,087            --      70,721(4)   --         37,500(8)
William B. Rue...........  2000   425,000        --      17,382        16,099     184,768(2)   --             --
  (President and Chief     1999   170,000   437,500      13,886            --      94,768(3)   --             --
  Operating Officer)       1998   240,000   142,296      11,453            --      70,721(4)   --         37,500(8)
John E. Thompson(5)......  2000   220,000        --          --            --      34,000(7)   --             --
  (Chief Financial         1999    90,000        --          --            --       7,500(6)   --             --
    Officer)

---------------

(1) Consists primarily of reimbursement for costs associated with use and maintenance of an automobile.

(2) Options to purchase 94,768 shares were awarded on December 17, 1999 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($34.25) in accordance with the executives' employment agreements and options to purchase 90,000 shares were awarded on January 12, 2000 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($29.25).

(3) Options were awarded on December 18, 1998 under the Company's 1998 Employee Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant ($13.92).

(4) Options were awarded on May 6, 1998 under the Company's 1995 Employee Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant ($8.16).

(5) Mr. Thompson joined the Company on January 7, 1999.

(6) Options were awarded on January 7, 1999 under the Company's 1998 Employee Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant ($15.92).

(7) Options to purchase 4,000 shares were awarded on December 6, 1999 at an exercise price equal to the fair market value on the date of grant ($27.38), and options to purchase 30,000 shares were awarded on

    January 12, 2000 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($29.25).

(8) Represents retroactive adjustment to compensation to December 19, 1997 in accordance with the executives' employment agreements.

     The following table sets forth certain information concerning options granted to the named executive officers during the fiscal year ended July 1, 2000.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     PERCENT OF                                 ASSUMED ANNUAL RATES OF
                             SECURITIES   TOTAL OPTIONS   EXERCISE                 STOCK PRICE APPRECIATION FOR
                             UNDERLYING    GRANTED TO      OR BASE                          OPTION TERM
                              OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -----------------------------
           NAME               GRANTED      FISCAL YEAR    ($/SHARE)      DATE           5%              10%
           ----              ----------   -------------   ---------   ----------        --              ---
Leonhard Dreimann..........   94,768(1)                     34.25      12/17/09      2,041,269       5,172,976
                              90,000(2)         25%         29.25      01/12/10      1,655,565       4,195,527
David C. Sabin.............   94,768(1)                     34.25      12/17/09      2,041,269       5,172,976
                              90,000(2)         25%         29.25      01/12/10      1,655,565       4,195,527
William B. Rue.............   94,768(1)                     34.25      12/17/09      2,041,269       5,172,976
                              90,000(2)         25%         29.25      01/12/10      1,655,565       4,195,527
John E. Thompson...........    4,000(3)                     27.38      12/06/09         68,864         174,515
                              30,000(3)        4.6%         29.25      01/12/10        551,855       1,398,509

---------------

(1) Options vest 33 1/3% on each anniversary of December 19, 1997.

(2) If the executive is employed when the closing price of the Common Stock for 20 consecutive working days exceeds $40, 50% of the options vest; the remaining 50% of the options vest if the executive is employed when the closing price of the Common Stock for 20 consecutive working days exceeds $45.

(3) Options to purchase 14,000 shares vested immediately and options to purchase 20,000 shares vest 50% on each anniversary of grant.

     The following table sets forth certain information with respect to the unexercised options to purchase the Common Stock held by the named executive officers at July 1, 2000. None of the named executive officers exercised any stock options during the fiscal year ended July 1, 2000.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                        VALUE OF UNEXERCISED
                                              NUMBER OF UNEXERCISED                 IN-THE-MONEY OPTIONS/SARS AT
                                           OPTIONS/SARS AT FY-END (#)                       FY-END ($)(1)
                                        ---------------------------------         ---------------------------------
                NAME                    EXERCISABLE         UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
                ----                    -----------         -------------         -----------         -------------
Leonhard Dreimann...................      312,756              90,000              5,975,358             687,600
David C. Sabin......................      365,256              90,000              8,157,079             687,600
William B. Rue......................      395,255              90,000              9,023,751             687,600
John E. Thompson....................       21,500              20,000                271,740             152,800

---------------

(1) Based on the fair market value of the Common Stock on July 1, 2000 ($36.89 share) less the option exercise price.

EMPLOYMENT AGREEMENTS

     David C. Sabin (Chairman of the Board), Leonhard Dreimann (Chief Executive Officer), and William B. Rue (President, Chief Operating Officer), each has an employment agreement (collectively, the

"Employment Agreements"), effective as of December 19, 1997 and as amended on January 12, 2000, which provide for his continued employment in his present capacity with the Company through December 31, 2002.

     Each of the executives is entitled to an annual salary at the rate of $550,000 effective July 1, 2000. In addition, each of the executives is entitled to an annual bonus each calendar year during the term of the Employment Agreements ranging from 25% of his base salary (if the Company achieves threshold performance goals) to 100% of his salary (if the Company achieves target performance goals) to 150% of his salary (if the Company achieves maximum performance goals).

     Under the terms of the Employment Agreements, if the executive is terminated without cause or resigns with good reason, he is entitled to receive a lump-sum payment equal to his salary for the remainder of the term, plus the bonuses he would have received if the Company achieved target performance goals for the remainder of the term and other benefits which he would have been entitled to for the remainder of the term. The termination of employment by the executive during the 30-day period immediately following the one-year anniversary of a change of control constitutes good reason under the executive's Employment Agreement. In addition, if the executive voluntarily terminates his employment within two years after a change of control of the Company, he is entitled to receive a lump sum payment equal to his salary and other benefits for the remainder of the term. The termination without cause of the executive or resignation for good reason by the executive constitutes good reason for the other executives to resign under the Employment Agreements.

     Under the Employment Agreements, the Company granted to each of the executives on December 18, 1998 options to purchase 94,769 shares of Common Stock with an exercise price equal to $13.92 per share and on December 17, 1999 options to purchase an additional 94,768 shares of Common Stock with an exercise price equal to $29.25.

     John E. Thompson (Chief Financial Officer) has an employment agreement effective as of November 24, 1999, and as amended on January 12, 2000 which provides for his continued employment in his present capacity with the Company through December 31, 2002. Mr. Thompson is entitled to an annual salary at the rate of $220,000 and annual bonuses at the discretion of the Board. If Mr. Thompson is terminated without cause or resigns with good reason, he is entitled to receive a lump-sum payment equal to his salary for the remainder of the term and other benefits which he would have been entitled to for the remainder of the term. The termination of employment by Mr. Thompson during the 30-day period immediately following the one-year anniversary of a change of control constitutes good reason. In addition, if Mr. Thompson voluntarily terminates his employment within two years after a change of control of the Company, he is entitled to receive a lump sum payment equal to his salary and other benefits for the remainder of the term.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the compensation program for the executive officers of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the fiscal year ended July 1, 2000.

     OBJECTIVES AND POLICIES. The Company's executive compensation program is designed to enable the Company to recruit, retain and motivate the high quality employees it needs. As a result, the Committee has determined that executive compensation opportunities, including those for Mr. Dreimann, should create incentives for superior performance and consequences for below target performance.

     The Company's executive compensation mix includes a base salary, annual bonus awards and long-term compensation in the form of stock options. Through this compensation structure, the Company aims to:

     - attract and retain highly qualified and talented executives,

     - provide appropriate incentives to motivate those individuals to maximize stockholder returns by producing sustained superior performance, and

     - reward them for outstanding individual contributions to the achievement of the Company's near-term and long-term business objectives.

     The Committee's policy is that a significant portion of the executive's compensation opportunities must be tied to achievement of annual objectives of the Company.

     BASE SALARY. The base salary for Mr. Dreimann and the other executive officers are established by employment agreements between the Company and these executives. The Board of Directors approved the Employment Agreements entered into by the executives effective December 19, 1997 after reviewing data derived from compensation surveys and other advisory services provided by an independent consultant and other publicly available competitive compensation data. The Committee may in its discretion make salary increases based on an assessment of each executive's performance against the underlying accountabilities of each executive's position.

     ANNUAL INCENTIVES. Payments of bonuses to executives are tied to the Company's level of achievement of annual pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual pretax earnings targets are based upon the earnings budget for the Company as reviewed by the Board of Directors. Annual incentive payments are paid only when earnings exceed those set forth in the budget. Each of Messrs. Sabin, Dreimann and Rue is entitled to receive an annual cash bonus for each calendar year during the term of the Employment Agreement based on achievement of performance goals.

     STOCK OPTIONS. The Company's long-term incentives are in the form of stock option awards. The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The Committee decides on the number and timing of stock option grants to executive officers based on its assessment of the performance of each executive. The Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the prevailing circumstances. The Committee does not take into account the size of previous option grants and the number of options currently held by an executive in determining the number of stock options granted. The executive's right to the stock options generally vest over a period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Dreimann's base salary for the fiscal year ended July 1, 2000 was based on his rights under his Employment Agreement, as described above. The bonuses, perquisites and other benefits received by Mr. Dreimann that are reported in the Summary Compensation Table were provided pursuant to such Employment Agreement (as amended). The Committee awarded Mr. Dreimann the restricted stock bonus for calendar 1999 because the Company's financial performance significantly exceeded budgeted performance in 1999.

     LIMITS TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. The Committee is aware that this provision could apply to the Company in years, such as fiscal 2000, when the executives are paid bonuses based on the Company's financial performance significantly exceeding budgeted performance. The Committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that we consider to be in the best interests of the Company and our stockholders and which may be based on considerations in addition to tax deductibility.
     Compensation Committee
     Frank M. Devine
     Bert Doornmalen
     Robert Bergmann

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bert Doornmalen, a director of the Company, is the former Managing Director of Markpeak, Ltd., a Hong Kong company. The Company recorded inventory purchases and paid commissions to Markpeak, Ltd. of approximately $184,955,000, $187,925,000, and $15,971,000 in fiscal years 2000, 1999 and 1998, respectively.
Markpeak acts as a buying agent on behalf of the Company with certain suppliers in the Far East.

     Mr. Frank M. Devine, a director of the Company, is a co-founder of the firm Shapiro, Devine and Craparo, Inc. ("SDC"), a manufacturers representation firm. The firm represents many major manufacturers of household products (including the Company) to the retail industry. The Company recorded commissions with SDC of approximately $413,000, $498,000 and $290,000 in fiscal years 2000, 1999, and
1998, respectively. Mr. Devine also provided consulting services to the Company during fiscal 2000, for which he received approximately $52,000.

AUDIT COMMITTEE REPORT

     Our Audit Committee currently consists of three members. In connection with the audited financial statements contained in our 2000 Annual Report on Form 10-K, the Audit Committee:

     -- reviewed the audit financial statements with our management;

     -- discussed with Deloitte & Touche LLP, our independent auditors, the materials required to be discussed by Statement of Auditing Standard 61, or SAS 61;

     -- reviewed the written disclosures and the letter from Deloitte & Touche required by Independent Standards Board No. 1 and discussed with Deloitte & Touche their independence; and

     -- based on the foregoing review and discussion, recommended to our Board of Directors that the audited financial statements be included in our 2000 Annual Report on Form 10-K.

     The Audit Committee has adopted a written charter, which is attached to this proxy statement as Appendix A.

                                          AUDIT COMMITTEE
                                          Bruce Pollack
                                          Frank Devine
                                          Bert Doornmalen

PERFORMANCE GRAPH

     The following graph compares the performance of the Company with the performance of the Standard & Poor's 500 Stock Index (S&P 500) and the average performance of a group consisting of the Company's peer corporations which are industry competitors for the period from June 27, 1995 to July 1, 2000. The corporations making up the peer companies group (the "old" peer), are Craftmade International Inc., Helen of Troy Corp., National Presto Industries Inc., Global-Tech Appliances, Sunbeam-Oster Company Inc. and Applica, Inc. (formerly known as Windmere-Durable Holdings, Inc.). The following graph also separately shows the peer group with the addition of the following new companies which are industry competitors: Royal Appliance Manufacturing and Fantom Technologies (the "new" peer group). Next year's performance graph will be prepared using the "new" peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 at June 27, 1995 and that all dividends, if any, were reinvested.

                     5 YEAR CUMULATIVE TOTAL RETURN SUMMARY

                               PERFORMANCE GRAPH
---------------
* The performance graph for the old and new peer groups are nearly identical (see below).

-----------------------------------------------------------------------------------------------------------------------
                                        STARTING
                                         BASIS
                                          1995         1996         1997         1998         1999         2000
 Salton Inc ($)                         $100.00      $200.06      $342.21      $618.57     $2,105.68    $2,329.43
 S&P 500 ($)                            $100.00      $126.00      $169.73      $220.92     $  271.19    $  290.85
 Peer Group Only (Old) ($)              $100.00      $111.77      $233.34      $139.44     $  102.81    $   55.70
 Peer Group Only (New) ($)              $100.00      $111.77      $232.11      $140.34     $  105.75    $   57.40
-----------------------------------------------------------------------------------------------------------------------

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 25, 2000 by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each of the directors and executive officers of the Company and (iii) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned by the persons and group named below assumes the exercise of all currently exercisable options and the conversion of all shares of Series A Preferred Stock held by such persons and group, and the percentage shown assumes the exercise of such options and the conversion of such shares and assumes that no options held by others are exercised.

                                                                 NUMBER OF            PERCENTAGE
                                                                   SHARES             OF SHARES
                                                                BENEFICIALLY         BENEFICIALLY
                 NAME OF BENEFICIAL HOLDER                        OWNED(1)              OWNED
                 -------------------------                      ------------         ------------
Centre Partners Group(2)....................................     3,899,762               24.2%
Mr. Leonhard Dreimann(3)....................................       795,574                4.9
Mr. William B. Rue(3).......................................       533,086                3.2
Mr. David C. Sabin(4).......................................       583,031                3.5
Mr. John E. Thompson(5).....................................        29,000                  *
Mr. Frank Devine(6).........................................        45,450                  *
Mr. Bert Doornmalen(6)......................................        13,500                  *
Mr. Robert A. Bergmann(2)...................................             0                  *
Mr. Bruce G. Pollack(2).....................................             0                  *
All Directors and executive officers as a group (8
  persons)(7)...............................................     1,999,641               11.6%

---------------
 *  Less than 1%.

(1) Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficially owned shares include shares subject to options exercisable within 60 days of December 25, 2000.

(2) Consists of an aggregate of 370,350 shares of Common Stock and 40,000 shares of Series A Preferred Stock: (i) 113,994 shares of Common Stock and 12,312 shares of Series A Preferred Stock owned of record by Centre Capital Investors II, L.P. ("Investors II"), (ii) 37,089 shares of Common Stock and 4,006 shares of Series A Preferred Stock owned of record by Centre Capital Tax-Exempt Investors II, L.P. ("Tax-Exempt II"), (iii) 24,802 shares of Common Stock and 2,679 shares of Series A Preferred Stock owned of record by Centre Capital Offshore Investors II, L.P. ("Offshore II"), (iv) 1,751 shares of Common Stock and 189 of Series A Preferred Stock shares owned of record by Centre Parallel Management Partners, L.P. ("Parallel"), (v) 19,602 shares of Common Stock and 2,117 shares of Series A Preferred Stock owned of record by Centre Partners Coinvestment, L.P. ("Coinvestment") and (vi) 173,112 shares of Common Stock and 18,697 shares of Series A Preferred Stock owned of record of the State Board of Administration of Florida (the "Florida Board"). As of October 25, 2000, the 40,000 shares of Series A Preferred Stock were convertible into 3,529,412 shares of the Common Stock. Investors II, Tax-Exempt II and Offshore II are limited partnerships, of which the general partner of each is Centre Partners II, L.P. ("Partners II"), and of which Centre Partners Management LLC ("Centre Management") is an attorney-in-fact. Parallel and Coinvestment are also limited partnerships. In its capacity as manager of certain investments for the Florida Board pursuant to a management agreement, Centre Management is an attorney-in-fact of Parallel. Centre Partners II LLC is the ultimate general partner of each of Investors II, Tax-Exempt II, Offshore II, Parallel and Coinvestment. Bruce G. Pollack and Robert Bergmann are Managing Directors of Centre Management and Centre Partners II LLC and as such may be deemed to beneficially own and share the power to vote or dispose of the Common Stock and Series A Preferred Stock held by Investors II, Tax-exempt II, Offshore II, Parallel, Coinvestment and the Florida Board. Mr. Pollack and Robert Bergmann disclaim the beneficial ownership of such Common Stock and Series A Preferred Stock.

(3) Includes, with respect to Mr. Dreimann, 312,756 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options. Includes, with respect to Mr. Rue, 395,255 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(4) Includes 365,256 shares of common stock which may be acquired upon the exercise of immediately exercisable stock options. Also includes 110,539 shares owned by Duquesne Financial Corporation

    ("Duquesne"), a corporation which is owned by Susan Sabin. Susan Sabin is David Sabin's wife. Mr. Sabin disclaims beneficial ownership of all shares owned by Duquesne.

(5) Includes 21,500 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(6) Includes, with respect to each of Messrs. Doornmalen and Devine, 10,500 shares and 31,500 shares, respectively, of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(7) Includes an aggregate of 1,136,267 shares which may be acquired by Directors and officers of the Company upon the exercise of immediately exercisable options. See footnotes 3 through 6 above.

     The addresses of the persons shown in the table above who are beneficial owners of more than five percent of the Company's Common Stock are as follows:
Centre Partners Management LLC, 30 Rockefeller Plaza, Suite 5050, New York, New York 10020; and Messrs. Dreimann, Rue and Sabin, 550 Business Center Drive, Mount Prospect, Illinois 60056.

SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the forms furnished to the Company and other information, we believe that all of these reporting persons complied with their filing requirement for fiscal 2000, except that each of Messrs. Dreimann, Sabin and Rue filed a Form 5 to report certain dispositions of shares made during the year.

CERTAIN TRANSACTIONS

     Reference is made to "Compensation Committee Interlocks and Insider Participation" above for a discussion of the relationships between the Company and each of Markpeak, Ltd. and Shapiro, Devine and Craparo, Inc.

     The Company believes that each of the above transactions were on terms which were no less favorable to the Company than would have been available in similar transactions with unaffiliated third parties.

                            2. INDEPENDENT AUDITORS

     We are asking you to ratify the Board selection of Deloitte & Touche LLP as independent auditors for fiscal 2001.

     Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended July 1, 1989. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2001.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 2000 proxy statement, we must receive them on or before July 16, 2001. Please address your proposals to: WILLIAM B. RUE, PRESIDENT AND CHIEF OPERATING OFFICER, SALTON, INC., 550 BUSINESS CENTER DRIVE, MOUNT PROSPECT, ILLINOIS 60058.

     Under our By-laws, if you wish to nominate directors or bring other business before the stockholders:

     - You must notify the Secretary in writing not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, you may notify us not earlier than 90 days before such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (2) 10 days after the first public announcement of the meeting date.

     - Your notice must contain the specific information required in our By-laws.

     Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

     If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          David C. Sabin
                                          David C. Sabin
                                          Secretary

November 11, 2000

                                  SALTON, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is appointed by the Board of Directors (the "Board") of Salton, Inc. to assist the Board in monitoring (1) the integrity of the financial statements of Salton, Inc. and its Subsidiaries ("Salton"), (2) the compliance by Salton with legal and regulatory requirements and Salton policies, and (3) the independence and performance of Salton's outside auditors.

ORGANIZATION

     The Audit Committee shall be comprised of three members of the Board. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members and the Chairman of the Audit Committee shall be appointed by the Board. The Audit Committee shall meet when called by the Chairman, but at least four times a year.

DUTIES AND RESPONSIBILITIES

     While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Salton's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations (unless otherwise authorized to do so by the Board), to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and Salton's policies.

     The Board and Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor for stockholder approval in any proxy statement). The independent auditor is ultimately accountable to the Board and the Audit Committee, as representatives of Salton's stockholders.

     To fulfill its duties and responsibilities, the Audit Committee shall:

GENERAL RESPONSIBILITIES

     - Make regular reports to the Board with such recommendations as the Committee may deem appropriate.

     - Review and reassess the adequacy of this Charter annually and recommend changes to the Board for approval.

     - Meet at least annually with the chief financial officer, the senior accounting executive and the independent auditor in separate executive sessions.

     - Assist the Board in satisfying its responsibilities to the stockholders with respect to matters relating to Salton's accounting, financial reporting, audit, legal compliance, and internal control practices.

INTERNAL CONTROL

     - Review with management and independent accountants the quality and adequacy of internal controls.

FINANCIAL REPORTING PROCESS

     - Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect Salton's financial statements.

     - Review with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Salton's financial statements.

     - Review with management and the independent auditor Salton's quarterly financial statements and press release prior to release of quarterly earnings.

     - Review Salton's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     - Review major changes to Salton's accounting principles and practices as suggested by the independent auditor or management.

REVIEW OF PROCESS FOR COMPANY COMPLIANCE WITH LAWS, REGULATIONS AND POLICIES

     - Review with Salton's counsel, at least annually, legal matters that may have a material impact on the financial statements, Salton's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

INDEPENDENT ACCOUNTANTS

     - Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     - Receive from the independent auditors a formal written statement delineating all relationships between the independent auditor and Salton (consistent with Independence Standards Board Standard 1).

     - Receive periodic reports, at least annually, from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, including discussion of any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     - Review with management and the independent auditor prior to the audit planning, staffing and budget for the audit.

     - Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     - Review with the independent auditor any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any management letter provided by the auditor and Salton's response to that letter.

     - Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

ADDITIONAL AUTHORITIES

     - The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of Salton or Salton's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

REPORTING RESPONSIBILITIES

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in Salton's annual proxy statement.

     Approved by the Audit Committee on June 26, 2000, for recommendation to the Board at the June 26, 2000, Board meeting.

PROXY
                                  SALTON, INC.
                        ANNUAL MEETING/DECEMBER 13, 2000
                       SOLICITED BY THE BOARD OF DIRECTORS


         Leonhard Dreimann, David C. Sabin and William B. Rue, or any one or more of them, each with power of substitution, are authorized to vote the shares of the undersigned at the annual meeting of stockholders of Salton, Inc. to be held December 13, 2000 and at any adjournment of that meeting. They shall vote on the matters described in the proxy statement accompanying the notice of meeting in accordance with the instructions on the reverse side of this card, and in their discretion on such other matters as may come before the meeting.

         IF NO SPECIFIC INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTORS AND FOR PROPOSALS 2 AND 3.

                         PLEASE SIGN ON THE REVERSE SIDE

--------------------------------------------------------------------------------

                                  SALTON, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
                          (CONTINUE FROM REVERSE SIDE)




1.  Election of Class III Directors       FOR    WITHHOLD  FOR ALL  2.  Ratification of the selection of      FOR   AGAINST  ABSTAIN
    Nominees:  Leonhard Dreimann,         ALL              EXCEPT       Deloitte & Touche LLP as
    Frank Devine                                                        independent accounts                  [ ]     [ ]      [ ]
    FOR all nominees; Withhold my vote     [ ]      [ ]      [ ]
    from nominees; FOR all nominees                                 3.  In their discretion, on any other
    except any whose name I have crossed                                matter that may properly come         FOR   AGAINST  ABSTAIN
    out                                                                 before the meeting
                                                                                                              [ ]     [ ]      [ ]


                                                                     Dated:                              , 2000
                                                                              ---------------------------

                                                                              -------------------------------------------

                                                                              -------------------------------------------
                                                                      Please sign exactly as your name appears above and
                                                                      return this proxy immediately in the enclosed
                                                                      reply envelope. If signing for a corporation or
                                                                      partnership, or as agent, attorney or fiduciary,
                                                                      indicate the capacity in which you are signing.



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                  PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY
                   FORM PROPERLY USING THE ENCLOSED ENVELOPE


1.  Election of Class III Directors       FOR    WITHHOLD  FOR ALL  2.  Ratification of the selection of      FOR   AGAINST  ABSTAIN
    Nominees:  Leonhard Dreimann,         ALL              EXCEPT       Deloitte & Touche LLP as
    Frank Devine                                                        independent accounts                  [ ]     [ ]      [ ]
    FOR all nominees; Withhold my vote     [ ]      [ ]      [ ]
    from nominees; FOR all nominees                                 3.  In their discretion, on any other
    except any whose name I have crossed                                matter that may properly come         FOR   AGAINST  ABSTAIN
    out                                                                 before the meeting
                                                                                                              [ ]     [ ]      [ ]


                                                                     Dated:                              , 2000
                                                                              ---------------------------

                                                                              -------------------------------------------

                                                                              -------------------------------------------
                                                                      Please sign exactly as your name appears above and
                                                                      return this proxy immediately in the enclosed
                                                                      reply envelope. If signing for a corporation or
                                                                      partnership, or as agent, attorney or fiduciary,
                                                                      indicate the capacity in which you are signing.



--------------------------------------------------------------------------------
                            - Fold And Detach Here -

                  PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY
                   FORM PROPERLY USING THE ENCLOSED ENVELOPE